UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2006

VIASYS HEALTHCARE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16121	04-3505871
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

227 Washington Street, Suite 200
Conshohocken, Pennsylvania		19428
(Address of Principal Executive Offices)		(Zip Code)

(610) 862-0800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c)

On November 15, 2006, Edward Pulwer was promoted to Executive Vice President and Chief Operating Officer of VIASYS Healthcare Inc. (the “Company”).  Mr. Pulwer has been with the Company since July 2001, serving as Executive Vice President and Group President, Respiratory Care since September 2004; Executive Vice President and Group President, Critical Care from November 2002 to September 2004; and President, Respiratory Technologies from July 2001 to November 2002.  Before joining the Company, Mr. Pulwer served as General Manager of SensorMedics Corporation from November 1999 to July 2001 and previously served in various other positions within SensorMedics Corporation.

(e)

Amendment to Edward Pulwer’s Amended and Restated Employment Agreement

In connection with Mr. Pulwer’s promotion to Executive Vice President and Chief Operating Officer, Mr. Pulwer and the Company entered into an amendment to the Amended and Restated Employment Agreement dated September 26, 2006, between Mr. Pulwer and the Company, to (i) increase Mr. Pulwer’s annual base salary to $400,000 and (ii) increase Mr. Pulwer’s target bonus under the Company’s annual cash incentive program to 60%.  The salary increase was effective as of November 13, 2006 and will be pro rated for fiscal year 2006.  In addition, Mr. Pulwer has been approved to receive a grant of 5,000 restricted stock units.  The actual grant of the restricted stock units will occur in February 2007, when the Company’s Compensation Committee of the Board of Directors regularly meets and grants restricted stock units to executive officers.

Randy H. Thurman’s Amended and Restated Employment Agreement

On November 15, 2006 (the “Effective Date”), the Company and Randy H. Thurman entered into an agreement (the “Restated Agreement”), which amends and restates Mr. Thurman’s existing employment agreement with the Company dated November 29, 2004.  Except as otherwise described herein, the Restated Agreement is effective as of the Effective Date.

The Restated Agreement sets forth the basic terms of employment for Mr. Thurman, including his base salary, bonus and the benefits to which he is entitled during the terms of his employment and in the event that his employment is terminated for various reasons.  Pursuant to the Restated Agreement, Mr. Thurman is entitled to receive an annual base salary of $700,000, effective as of March 1, 2006.

The Restated Agreement with Mr. Thurman commences on the Effective Date and continues until December 31, 2009.  Thereafter, the term of the Restated Agreement automatically renews for a successive three-year term unless written notice is given by either party at least ninety days prior to the expiration of the applicable term.

Under the Restated Agreement, Mr. Thurman is eligible to participate in the Company’s annual cash incentive program with a target bonus of 100% of his base salary, or such other higher amount as may be determined by the Board.  The Board has similar discretion with respect to any prorated annual bonus granted in the event of Mr. Thurman’s termination.  Mr. Thurman is also eligible to participate in any other incentive programs established by the Company for its senior level executives.

Benefits Provided Upon Termination of Employment

The Restated Agreement also provides for certain benefits in the event of Mr. Thurman’s termination of employment.  In the event that his employment is terminated due to death, Mr. Thurman will be entitled to receive the following benefits:  (i) each equity grant held by Mr. Thurman shall immediately vest and, to the extent subject to an exercise period, shall remain exercisable for one year (but not beyond the expiration of the otherwise applicable exercise period), (ii) his prorated annual cash incentive bonus for the year of termination, (iii) a lump sum payment of his base salary through the date of his death, (iv) a lump sum cash payment equal to two times Mr. Thurman’s then-current base salary, and (v) continuing medical and dental coverage for Mr. Thurman’s family for twenty-four months at the Company’s expense.

In the event that Mr. Thurman’s employment is terminated due to disability, he would be entitled to receive the following benefits:  (i) each equity grant held by Mr. Thurman shall immediately vest and, to the extent subject to an exercise period, shall remain exercisable for one year (but not beyond the expiration of the otherwise applicable exercise period), (ii) his prorated annual cash incentive bonus, (iii) a lump sum payment of his base salary through the date of the long-term disability program elimination period, (iv) a lump sum cash payment equal to two times Mr. Thurman’s then-current base salary, (v) disability benefits in accordance with any long-term disability program then in effect for the Company’s senior executives and, (vi) continuing medical and dental coverage for Mr. Thurman and his family for up to eighteen months at the Company’s expense.

In the event that Mr. Thurman terminates his employment for good reason, as defined in the Restated Agreement, or his employment is terminated by the Company without cause, each equity grant held by Mr. Thurman shall immediately vest and, to the extent subject to an exercise period, shall remain exercisable for a period of one year after the 31st day following receipt of a notice of termination for good reason or without cause by the Company or Mr. Thurman (but not beyond the expiration of the otherwise applicable exercise period). In addition, Mr. Thurman would be entitled to: his prorated annual cash incentive bonus; a lump sum payment of his base salary through the 31st day following receipt of a notice of termination for good reason or without cause by the Company or Mr. Thurman; and a lump sum payment in an amount equal to two times the sum of (i) his annual base salary then in effect and (ii) his most recent short and long term cash incentive bonus. Mr. Thurman would also be entitled, at the Company’s expense, to outplacement services of up to $40,000, and continuing medical and dental coverage for up to eighteen months at the Company’s expense.

In the event that Mr. Thurman terminates employment for any reason other than death, disability, good reason, the expiration of the current employment term, written notice of non-renewal of employment, or in connection with a change in control or the Company terminates his employment for cause, each equity grant held by him that has vested prior to or on either the 31st day following receipt by the Company of a notice of termination from Mr. Thurman without good reason or the 31st day following receipt by Mr. Thurman of a notice of termination from the Company for cause, to the extent subject to an exercise period, shall remain exercisable for a period of three months (but not beyond the expiration of the otherwise applicable exercise period). Any equity grant that has not vested as of the 31st day following receipt by the Company of a notice of termination from Mr. Thurman without good reason or the 31st day following receipt by Mr. Thurman of a notice of termination from the Company for cause shall immediately cease to vest and shall be cancelled. In addition, Mr. Thurman would be entitled to receive a lump sum payment equal to his base salary through the 31st day following receipt by the Company of a notice of termination from Mr. Thurman without good reason or the 31st day following receipt by Mr. Thurman of a notice of termination from the Company for cause, but would not be entitled to any additional benefits, severance or other compensation.

In the event that employment is terminated due to non-renewal of employment by the Company, Mr. Thurman would be entitled to receive a severance payment equal to his then-current base salary payable in twelve equal monthly installments; a lump sum payment of his base salary through the last day of the remaining employment term; and his prorated annual cash incentive bonus.

Benefits Provided Upon a Change in Control

If a change in control, as defined in the Restated Agreement, occurs and his employment is terminated by Mr. Thurman for good reason or by the Company without cause within (i) six months prior to a change in control and Mr. Thurman can reasonably demonstrate that such termination of employment was at the request of a third party who has taken steps reasonably calculated to effect a change in control or otherwise arose in connection with or anticipation of a change in control, or (ii) the eighteen month period following a change in control, Mr. Thurman shall be entitled to a lump sum payment of the following: (a) his base salary through the 31st day following receipt of a notice of termination for good reason or without cause by the Company or Mr. Thurman; (b) his annual bonus paid for the most recently completed fiscal year prorated through the 31st day following receipt of a notice of termination for good reason or without cause by the Company or Mr. Thurman; (c) the amount of any compensation previously deferred, with accrued interest or earnings, and accrued vacation pay; three times the sum of his highest annual base salary and bonus in any rolling twelve-month period during the five-year period prior to the change in control; and (d) any other amounts or benefits required to be paid under any plan, program, policy or agreement of the Company. In addition, at the Company’s expense, Mr. Thurman will be entitled to receive outplacement services of up to $40,000, continuing medical and dental coverage for a period of up to three years and, for purposes of determining eligibility of Mr. Thurman for retiree benefits, Mr. Thurman shall be considered to have remained an employee for a period of three years following the 31st day following receipt of a notice of termination for good reason or without cause by the Company or Mr. Thurman.

In the event of a change in control, each equity grant held by Mr. Thurman that has not already vested shall immediately vest and, to the extent subject to an exercise period, shall remain exercisable until the later of the date that is specified in the relevant equity compensation plan or equity grant instrument; provided, however, that the accelerated vesting shall not be contingent upon the termination of such executive’s employment with the Company.

Mr. Thurman will also receive a payment equal to any excise taxes (with a full gross-up) he incurs under Section 4999 of the Internal Revenue Code in connection with any payments made to him in the event the Company undergoes a change in control.

Other Termination Provisions

Mr. Thurman or his estate, as the case may be, shall also be entitled to the balance of any incentive awards, expense reimbursements, and other benefits, if any, in accordance with the plans, programs, contracts or agreements he has with the Company. To the fullest extent permitted by applicable law, the Company’s obligation to pay or provide benefits to Mr. Thurman under his Restated Agreement shall be conditioned upon his execution of a general release in favor of the Company.  During employment and for a period of one year following termination of employment for any reason, Mr. Thurman has agreed not to compete with the Company or solicit its employees or customers.

The foregoing summary of the Restated Agreement does not purport to be a complete description of the Restated Agreement and is qualified in its entirety by reference to the Restated Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Restricted Stock Unit Grant

In connection with the execution of the Restated Agreement, the Board of Directors of the Company granted Mr. Thurman a restricted stock unit to purchase 26,000 shares of the Company’s common stock that will vest on December 31, 2009 (the expiration of the initial term of the Restated Agreement) or, if earlier, upon Mr. Thurman’s death or disability or a change of control of the Company.

Item 9.01                             Financial Statements and Exhibits.

(c)                          Exhibits.

99.1	Amended and Restated Employment Agreement, dated as of November 15, 2006, by and between Randy H. Thurman and VIASYS Healthcare Inc.

99.2	Amendment to Amended and Restated Employment Agreement, dated as of November 15, 2006, by and between Edward Pulwer and VIASYS Healthcare Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYS HEALTHCARE INC.
(Registrant)

Date: November 15, 2006

By: /s/ Martin P. Galvan
	Name:	Martin P. Galvan
	Title:	Executive Vice President, Chief Financial Officer, Director of Investor Relations